 Contract No.: 2016051056

Online Promotion Contract (Brand Direct)

The contract is signed by the following parties on May 10, 2016:

Party A: [Huizhong Business Consultant (Beijing) Co., Ltd.]

Registered address: [Room 1105, Danleng Soho, No.6, Danling Street, Western Zhongguancun, Beijing]

Contact Method: [4000-655-000]

Party B: Beijing Daily Online Network Information Co., Ltd.

Registered address: 2F, Building 6, Lane 1, Wuliqiao 1st Street, Chaoyang District, Beijing

Contact person: Li Yinlong

Contact Method: 010-52814515

The parties have entered into the following agreement according to relevant laws and regulations through friendly negotiation, concerning the matter of cooperation, based on the principle of equality and mutual benefit.

1. Definition

Unless otherwise provided herein, the following terms of the agreement shall have the meanings set out below:

1.1 “Party A’s website” refers to the website which Party A shall have the right to popularize, and it refers to the website whose URL is www.hvif.com in the contract.

1.2 “Party B’s website” refers to the website whose URL is [www. so. com] in the contract.

2. Content of Cooperation

2.1 Matters of cooperation: during the cooperation period, Party B shall popularize the network information on Party B’s website for Party A or customers under Party A’s agency.

2.2 Period of cooperation between the two parties: May 25, 2016 toJune.25, 2016

2.3 Promotion position: Brand Direct.

2.4 Key words of the promotion: promote the brand Huiying Finance, and the online key words shall be subject to the key words confirmed by the parties in writing or by email.

Contact email designated by Party A:

3. Settlement and Payment of Fees

3.1 Settlement amount: published price of the promotion fee for the above cooperation in the contract shall be RMB 50, 000/month, with a discount of 15%. Namely, the total amount of promotion under the contract is RMB 42,500 (in words: Forty-two thousand and five hundred only).

3.2 Settlement method: lump sum payment

Date of payment: before May 25, 2016, Party A shall make the following payment: 42,500(columns may be added)

Account name: Beijing Daily Online Network Information Co., Ltd.

Bank of deposit: East Third Ring Sub-branch, Beijing Branch, China Merchants Bank Co., Ltd.

Bank account: 999 0125 1371 0802

4. Miscellaneous

4.1 Other terms of the agreement shall be subject to the Online Promotion Service Terms, which is an integral part of the agreement, having the same legal effect with the agreement.

4.2 If provisions of the agreement are inconsistent with that in the Online Promotion Service Terms, the former shall prevail.

Party A: Information Co., Ltd.	Party B: Beijing Daily Online Network

Authorized signature (seal)	Authorized signature (seal)
Date of signing: May 10, 2016	Date of signing: May 10, 2016

 Contract No.: 2016051056

Network Promotion Service Terms

1. Content of Promotion

1.1 Party A guarantees that the promotion content provided by Party A and used by Party B and Party B’s website as well as the linkage with the website of Party A will neither violate any laws and regulations, nor constitute infringement of any right of any third parties, including but not limited to the infringement of copyright, right of reputation, portrait right and / or other intellectual property rights of any third parties, neither will it enable Party B or the owner and operator of Party B’s website to assume any responsibility towards any third parties. If Party A violates such guarantee, giving rise to any dispute, or if Party B has reason to believe that Party A’s behavior will cause such circumstance, Party A shall be responsible for solving such dispute, and compensate Party B for all the losses suffered therefrom; Party B shall have the right to reserve the right of terminating the contract at any time.

1.2 Party A guarantees that, the relevant qualification documents presented to Party B for the performance of the contract are real, legitimate, full and continuously effective. If Party A violates such guarantee, giving rise to any dispute, it shall be liable for resolving such dispute and compensate Party B for all the losses suffered therefrom.

1.3 If it is believed by Party A that, Party B fails to provide network information promotion service as agreed, the former shall raise a written objection to the latter within three (3) days after the expiry of the promotion service period. If Party A fails to raise the written objection within the above time limit, it shall be deemed that, Party A confirms that Party B has provided the network information promotion service completely according to the agreement made between the parties.

1.4 In the process of cooperating with Party B, Party A shall comply with the relevant state laws and regulations.

2. Confidentiality

2.1 Without being permitted by the other party, neither party is allowed to reveal any content of the contract terms, the signing and performance conditions of the agreement, as well as any information of the other party or the related companies of the other party acquired through the signing and performance of the agreement to any third parties (except for being required by relevant laws, regulations, government sectors, securities exchanges or other regulatory organizations, and counselors, accountants, business consultants as well as other consultants and employees of the parties).

2.2 Within the validity period of and 2 years after the termination of the agreement, the confidentiality clause shall remain legally effective.

3. Liability for Breach of Contract

3.1 If Party A makes overdue payment, for each day overdue, it shall pay overdue liquidated damage to Party B according to 0.03% of the payment of the overdue part. The maximum duration for Party A to make overdue payment shall not exceed 30 days, otherwise, Party B shall have the right to terminate the agreement in advance unilaterally, and investigate the liability for breach of contract of Party A.

3. 2 After the signing of the contract, except for clauses otherwise stipulated by law or agreed hereof, Party A shall not terminate the contract unilaterally in advance for whatever reason, otherwise, it shall be deemed as Party A’s breach of contract. Except for paying the total price for the promotion service agreed by the contract in full amount to Party B, Party A shall also compensate Party B for all the losses suffered therefrom.

3.3 In addition to the above provisions, if any party violates any provisions of the agreement severely, causing losses to the other party, the observant party shall have the right to ask for the termination of the agreement and ask the default party to assume the liability for breach of contract as well as compensate the observant party for losses.

4. Force Majeure

4. 1. “Force majeure” refers to the event that can’t be reasonably controlled, predicted or avoided by the parties; with such event, either party may be hindered, affected from performing or delay the performance of its obligations partly or fully according to the agreement. Such event shall include but not limited to act of government, natural disasters, wars or any other similar events. In view of the special nature of the Internet, force majeure shall also include the following circumstances affecting the normal operation of the Internet:

(1) Hacker attack;

(2) Significant impacts caused by technical adjustment made by the telecommunications sector;

(3) Temporary close due to government control;

(4) Virus invasion

4.2 When a force majeure event occurs, the informed party shall send a notice to the other party in writing in time and fully, and inform the other party the possible influences that may be produced by such event to the agreement, and shall provide relevant certificate within 15 days.

4.3 If due to the above mentioned force majeure event, the agreement can’t be performed or is delayed to be performed partly or fully, neither party shall assume any liability for breach of contract towards the other party.

5. Special Liability Exemption

5.1 Considering the overall interests of the market and business needs, Party B may adjust the service content, page layout and page design, etc. of its website irregularly. If the release of the content of promotion under the contract is affected due to the above adjustment (including the release position and / or release period), Party A promises that it will not investigate the legal liability of Party B. However, Party B shall have the right to try to avoid service interruptions or restrict the interruption time to the short time period, inform Party A such condition in advance, and negotiate with Party A to define other reasonable solutions.

5.2 Party B shall maintain the website regularly or irregularly, so that the website can run normally. If the promotion under the contract can’t be launched as planned due to such circumstances, Party A will give full understanding and promise not to investigate the legal liability of Party B. However, Party B shall reduce the above impact to the minimum m extent, inform the relevant conditions to Party A in advance, and negotiate with Party A to define other reasonable solutions.

6. Settlement of Disputes and Applicable Law

6.1 All disputes, objections and conflicts arising from the execution of the contract shall be solved by the parties through friendly negotiation. If the negotiation fails, the parties shall file such disputes, objections and conflicts to the competent authority agreed by Item 6. 1. 1 for settlement:

6. 1. 1 Apply for arbitration to Beijing Arbitration Commission:

6. 1. 2 File a law suit to the people’s court where the defendant is located.

6.2 The agreement applies to the law of the People’s Republic of China.

7. Effective and Termination

7. 1 The agreement can only be effective after being signed and sealed by the legal representatives or authorized representatives of the parties, and will be terminated on the date when the the promotion service under the agreement is completed, and Party A pays all the promotion service fee to Party B.

7.2 Early termination of the agreement will not affect the rights enjoyed and / or obligations borne by the parties previously due to the performance of the contract, and such rights and obligations shall include but not limited to the following conditions:

(1) If Party B offers the promotion service as stipulated by the contract, Party A shall make such payment to Party B with respect to such service according to the contract price;

(2) The defaulting party shall assume the liability for breach of contract due to its breach of contract.

8. Others

8.1 Party B shall establish customer information file for Party A, and Party A shall provide Party B with the copy of the business license as well as the cooperation related ownership certificate.

8.2 Both parties shall guarantee that they have the right and ability to sign and perform the agreement.

8.3 Without the prior written consent of Party B, Party A shall not transfer any rights or obligations under the agreement to any third parties, otherwise, Party B shall have the right to terminate the agreement in advance at any time and investigate the liability for breach contract of Party A.

8.4 Unless required by the work provided by the agreement, one party shall not use or copy the trademark, logo, business information, technologies and other information of the other party without the prior written consent of the other party.

8.5 The agreement is in duplicate, with the same legal effect.

8.6 Annotations, annexes, and supplementary agreements of the agreement shall be an integral part of the agreement, which shall have the same legal effect as the agreement.

8.7 Any matters not covered hereof shall be settled by the parties through friendly negotiation.

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